Exhibit 99.1

FOR IMMEDIATE RELEASE	Investor Contact: Mark H. Tubb
November 3, 2006	Vice President—Investor Relations
813.871.4027
mtubb@walterind.com
Media Contact: Michael A.Monahan
Director—Corporate Communications
813.871.4132
mmonahan@walterind.com

MUELLER WATER PRODUCTS ANNOUNCES FOURTH QUARTER AND
FULL YEAR 2006 RESULTS

– Combined Quarterly Revenues and Operating Income Up Significantly –

– Achieved Annual Run Rate Synergies of $35 Million To Date –

– Earnings of $0.15 per Diluted Share Reported in Fourth Quarter; $0.05 for Full Fiscal 2006 –

(TAMPA, Fla.)—Mueller Water Products, Inc. (NYSE: MWA) today reported earnings of $16.9 million, or $0.15 per diluted share for its fourth quarter ended Sept. 30, 2006, compared with earnings of $2.6 million or $0.03 per diluted share in the fourth quarter last year. For the full year 2006, the Company reported earnings of $5.1 million, or $0.05 per diluted share. Prior year results do not include the results of the Mueller Co., Anvil and Corporate segments.

“We are pleased to report strong earnings, driven primarily by higher revenues and the benefits of our integration efforts,” said Chairman and CEO Gregory E. Hyland. “The results of our synergy programs continue to meet our expectations. Through September 30, the program has yielded annual run-rate operating income of approximately $35 million.”

Mueller Co., Anvil and the Corporate segment were acquired by Walter Industries, Inc. (NYSE: WLT) on Oct. 3, 2005. Therefore, their fourth quarter and full year 2005 segment results are not included in the comparable prior-year period financial statements prepared in accordance with generally accepted accounting principles. However, in an effort to enhance comparability and evaluate period-to-period performance, the following full-year and current quarter results are combined with prior-year operating results of those segments.

Operating Results

Adjusted EBITDA (see non-GAAP measure disclosure below) for the year ended Sept. 30, 2006 totaled $346.6 million, compared to $266.0 million for the previous year. Adjusted EBITDA for the fourth quarter ended Sept. 30, 2006 was $96.1 million, up 15.5 percent versus last year’s fourth quarter. Strong year-over-year adjusted EBITDA growth of 30 percent for the year was due to higher revenues, expansion of margins and acceleration in achieving the Company’s synergy targets. These benefits were partially offset by increased raw material costs.

Net sales for the year ended Sept. 30, 2006 were $1.93 billion, up from $1.75 billion in the prior fiscal year, largely due to significant volume growth in key water infrastructure product lines, such as hydrants and iron gate valves. Revenues also increased due to greater demand for products sold into commercial construction and oilfield markets.

Net sales and revenues for the fourth quarter were $518.1 million, up 7.7 percent versus the prior-year period. Iron gate valve unit growth, along with growth in non-residential construction product lines, contributed to the quarter-over-quarter increase. Ductile iron pipe revenues were up 4.4 percent on a quarter-over-quarter basis, as higher pricing offset a 6.7 percent decline in tons shipped.

Operating income for the full year totaled $129.0 million, compared to $193.7 million in the prior-year period. Current period results include $70.8 million of non-cash, acquisition-related inventory expenses, $49.9 million of costs resulting from closing the U.S. Pipe Chattanooga valve and hydrant plant, and $25.4 million of incremental intangible amortization expense resulting from the acquisition. Prior year results include $5.1 million of environmental insurance proceeds and $3.1 million of acquisition-related transaction costs. Excluding these items, operating income improved $83.4 million year-over-year.

Operating income for the fourth quarter totaled $71.6 million, up 14.9 percent versus the prior-year period, primarily due to higher volumes and synergy benefits, partially offset by $4.5 million of increased brass ingot costs. Operating income for the current quarter includes $6.6 million of incremental intangibles amortization expense primarily associated with the acquisition.

Interest and Taxes

Interest expense, net of interest income, for the current quarter was $21.7 million and included the following components:

•                  Interest income of $4.7 million, which includes a $2.9 million prepayment penalty resulting from the early repayment of a loan made by the Company to Walter Industries.

•                  $3.3 million of expenses associated with the repayment of debt in the fourth quarter.

Excluding the above items, current quarter interest expense would have been $23.1 million.

The Company’s effective tax rate for the quarter-ended Sept. 30, 2006 was 66.1 percent and was 61.1 percent for the full year. The effective tax rates differ from statutory rates primarily due to non-deductible, high-yield interest expense and state income taxes.

Synergy Implementation Program

The Company continues to successfully execute its synergy implementation program. Through Sept. 30, 2006, the Company has achieved annual run-rate synergy benefits of approximately $35.0 million. Operating income for the full year 2006 includes approximately $28.0 million of net realized synergy benefits. These synergy actions, which include the closure of three manufacturing plants and the announced closure of a fourth, have contributed to reducing fixed costs. This will better position the Company to respond to unfavorable market conditions, including a downturn in housing starts.

Use of Non-GAAP Measures

Adjusted EBITDA represents income before depreciation, amortization, interest expense, interest income, income taxes, cumulative effect of change in accounting principles, environmental insurance proceeds, acquisition related adjustments such as the cost of the closure of the U.S. Pipe Chattanooga, Tenn. facility and adjustments made as a result of the acquisition to increase the manufactured cost of acquired inventory to fair value. The Company presents Adjusted EBITDA because it is an important supplemental measure of performance and believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the industry, substantially all of which present Adjusted EBITDA when reporting their results.

In addition, the credit agreement uses EBITDA (with additional adjustments) to measure compliance with covenants, such as interest coverage and debt incurrence.

A form of EBITDA is also widely used by the Company and others in its industry to evaluate and price potential acquisition candidates.

Adjusted EBITDA has limitations as an analytical tool, and investors should not consider it in isolation, or as a substitute for analysis of the Company’s results as reported under GAAP. Some of these limitations are:

Adjusted EBITDA does not reflect the Company’s cash expenditures or future requirements for capital expenditures or contractual commitments. Adjusted EBITDA does not reflect changes in, or cash requirements for, working capital needs.

Adjusted EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments on debts. Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements; and other companies may calculate Adjusted EBITDA differently than the Company, limiting its usefulness as a comparative measure.

Adjusted EBITDA is a measure of performance that is not required by, or presented in accordance with, GAAP. Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with GAAP.

Conference Call Web cast

Mueller Water Products Chairman and CEO Greg Hyland and members of the Company’s leadership team will discuss quarterly results and other general business matters on a conference call and live Web cast to be held in conjunction with Walter Industries’ quarterly earnings call on Friday, Nov. 3, 2006, at 10 a.m. Eastern Standard Time. To listen to the event live or in archive, visit the Company Web site at www.muellerwaterproducts.com.

About Mueller Water Products

Mueller Water Products is a majority-owned subsidiary of Walter Industries, Inc. (NYSE: WLT) with annual revenues of approximately $1.9 billion. The Company is comprised of three main operating segments: Mueller Co., U.S. Pipe and Anvil. The Company is a leader in water infrastructure, flow control and water transmission products. Based in Tampa, Fla., the Company employs approximately 7,000 people. For more information about Mueller Water Products, please visit the Company’s Web site at www.muellerwaterproducts.com.

Safe Harbor Statement

Except for historical information contained herein, the statements in this document are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties that may cause the Company’s actual results in future periods to differ materially from forecasted results. Those risks include, among others, changes in customers’ demand for the Company’s products, changes in raw material, labor, equipment and transportation costs and availability, changes in weather conditions, interest rate fluctuations, changes in customer orders, pricing actions by the Company’s competitors and general changes in economic conditions. Those risks also include the timing of and ability to execute on any strategic action that may be pursued. Risks associated with forward-looking statements are more fully described in the Company’s filings with the Securities and Exchange Commission. The Company assumes no duty to update its outlook statements as of any future date. This release includes certain non-GAAP financial measures, including Adjusted EBITDA.

– MWA –

MUELLER WATER PRODUCTS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(dollars in millions)

	September 30,	June 30,	September 30,
	2006	2006	2005
Assets
Cash and cash equivalents	$81.4	$239.7	$—
Receivables, net of allowance for doubtful accounts of $5.3 million, $5.5 million and $0.9 million at September 30, 2006, June 30, 2006 and September 30, 2005, respectively	322.9	309.2	118.5
Inventories	454.6	466.2	147.2
Deferred income taxes	42.6	58.1	11.1
Prepaid expenses	33.7	30.8	1.5
Total current assets	935.2	1,104.0	278.3
Property, plant and equipment, net	337.0	338.2	149.2
Deferred financing fees	14.6	25.4	—
Deferred income taxes	—	—	9.5
Due from parent, Walter Industries	—	10.8	—
Identifiable intangibles, net	835.4	842.6	—
Goodwill	865.5	860.7	58.4
Other long-term assets	2.2	9.5	—
Total assets	$2,989.9	$3,191.2	$495.4

Liabilities and Shareholders’ Equity
Current portion of long-term debt	$9.0	$171.7	$—
Accounts payable	124.8	117.1	52.5
Accrued expenses	118.2	106.0	34.7
Payable to affiliate, Sloss Industries	1.5	2.0	2.5
Total current liabilities	253.5	396.8	89.7
Long-term debt	1,118.3	1,132.3	—
Payable to parent, Walter Industries	3.6	—	443.6
Accrued pension liability, net	43.7	104.3	53.6
Accumulated postretirement benefits obligation	46.3	47.0	51.1
Deferred income taxes	275.1	295.2	—
Other long-term liabilities	22.4	25.4	12.6
Total liabilities	1,762.9	2,001.0	650.6

Common stock, $.01 par value per share:
Class A - 400,000,000 shares authorized and 28,750,000 shares issued	0.3	0.3	—
Class B - 200,000,000 shares authorized and 85,844,920 shares issued	0.8	0.8	—
Capital in excess of par value	1,417.5	1,417.0	68.3
Accumulated deficit	(173.0)	(189.9)	(178.1)
Accumulated other comprehensive loss	(18.6)	(38.0)	(45.4)
Total shareholders’ equity (deficit)	1,227.0	1,190.2	(155.2)
Total liabilities and shareholders’ equity (deficit)	$2,989.9	$3,191.2	$495.4

MUELLER WATER PRODUCTS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three months ended September 30,
	2006	2005
	(dollars in millions, except per
	share amounts)
Net sales	$518.1	$170.3
Cost of sales	383.0	148.9
Gross profit	135.1	21.4
Operating expenses:
Selling, general and administrative	61.6	10.3
Related party corporate charges	1.9	1.8
Total operating expenses	63.5	12.1
Income from operations	71.6	9.3
Interest expense arising from related party payable to Walter Industries	—	(5.1)
Interest expense, net of interest income	(21.7)	—
Income before income taxes	49.9	4.2
Income tax expense	33.0	1.6
Net income	$16.9	$2.6
Basic income per share	$0.15	$0.03
Diluted income per share	$0.15	$0.03
Basic shares	114,594,920	85,844,920
Diluted shares	114,684,045	85,844,920

	Year ended	Nine months ended
	September 30,	September 30,
	2006	2005 (1)
	(dollars in millions, except per
	share amounts)
Net sales	$1,933.4	$456.9
Cost of sales	1,525.7	402.2
Gross profit	407.7	54.7
Operating expenses:
Selling, general and administrative	242.1	26.0
Related party corporate charges	8.0	5.4
Facility rationalization, restructuring and related costs	28.6	—
Total operating expenses	278.7	31.4
Income from operations	129.0	23.3
Interest expense arising from related party payable to Walter Industries	—	(15.1)
Interest expense, net of interest income	(115.9)	(0.3)
Income before income taxes	13.1	7.9
Income tax expense	8.0	2.8
Net income	$5.1	$5.1
Basic income per share	$0.05	$0.06
Diluted income per share	$0.05	$0.06
Basic shares	95,454,509	85,844,920
Diluted shares	95,479,448	85,844,920

(1) The Company changed its year end from December 31 to September 30 during 2005.  As a result, Securities and Exchange Commission regulations require presentation of a nine month year for fiscal 2005.  The nine months ended September 30, 2005 comprise the results of U.S. Pipe and exclude those of the Mueller and Anvil segments that were acquired on October 3, 2005.

MUELLER WATER PRODUCTS, INC.
CONDENSED CONSOLIDATED STATEMENT OF SHAREHOLDERS’ EQUITY (DEFICIT) AND
COMPREHENSIVE INCOME
FOR THE YEAR ENDED SEPTEMBER 30, 2006
(UNAUDITED)
(dollars in millions)

	Common Stock	Capital in Excess of Par Value	Accumulated Deficit	Comprehensive Income	Accumulated Other Comprehensive Income (Loss)	Total
Balance at September 30, 2005	$—	$68.3	$(178.1)	$—	$(45.4)	$(155.2)
Walter’s investment in subsidiary	—	932.1	—		—	932.1
Dividend to Walter	—	(444.5)	—		—	(444.5)
Dividend to Walter for acquisition costs	—	(12.0)	—		—	(12.0)
Forgiveness of U.S. Pipe payable to Walter	—	443.6	—		—	443.6
Proceeds from issuance of common stock	1.1	427.8	—		—	428.9
Employee and director stock compensation	—	2.2	—		—	2.2
Comprehensive income
Net income	—	—	5.1	5.1	—	5.1
Other comprehensive income, net of tax
Unrealized gain on interest rate swaps	—	—	—	1.0	1.0	1.0
Foreign currency translation adjustments	—	—	—	1.8	1.8	1.8
Decrease in additional minimum pension liability	—	—	—	24.0	24.0	24.0
Comprehensive income				$31.9
Balance at September 30, 2006	$1.1	$1,417.5	$(173.0)		$(18.6)	$1,227.0

MUELLER WATER PRODUCTS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Year ended	Nine months ended
	September 30,	September 30,
	2006	2005 (1)
	(dollars in millions)
OPERATING ACTIVITIES
Net income	$5.1	$5.1
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	68.8	19.4
Amortization of intangibles	28.1	—
Amortization of deferred financing fees	3.1	—
Write-off of deferred financing fees	4.1	—
Accretion on debt	12.9	—
Loss on disposal of property, plant and equipment	6.3	0.9
Stock-based compensation expense	3.1	—
Impairments of property, plant and equipment	19.4	—
Write-off of premium on debt	(14.3)	—
Credit for deferred income taxes	(11.2)	(3.5)
Gain on interest rate swaps	(0.4)	—
Other, net	(2.2)	—
Changes in assets and liabilities, net of the effects of acquisitions:
Receivables	(25.2)	(15.0)
Inventories	70.4	(20.0)
Prepaid expenses and other current assets	(0.9)	(1.3)
Other non-current assets	(0.4)	—
Pension and other long-term liabilities	(37.8)	0.5
Accounts payable, accrued expenses and other current liabilities	(21.3)	5.6
Payable to affiliate, Sloss Industries	—	(1.5)
Income taxes payable	—	4.7
Net cash provided by (used in) operating activities	107.6	(5.1)
INVESTING ACTIVITIES
Additions to property, plant and equipment	(71.1)	(16.4)
Proceeds from sale of property, plant, and equipment	3.6	—
Acquisitions of businesses, net of cash acquired	(15.5)	—
Increase in amounts due from Walter	1.6	—
Net cash used in investing activities	(81.4)	(16.4)
FINANCING ACTIVITIES
Increase in dollar value of bank checks outstanding	10.0	0.7
Proceeds from short-term borrowings	55.9	—
Retirement of short-term debt	(55.9)	—
Proceeds from long-term debt	1,050.0	—
Retirement of long-term debt, including capital lease obligations	(1031.9)	—
Proceeds from issuance of common stock	428.9	—
Payment of deferred financing fees	(21.6)	—
Dividend to Walter	(444.5)	—
Dividend to Walter for acquisition costs	(12.0)	—
Walter contribution of Predecessor Mueller’s cash	76.3	—
Increase in amounts payable to Walter	—	20.8
Net cash provided by financing activities	55.2	21.5
Net increase in cash and cash equivalents	81.4	—
Cash and cash equivalents at beginning of period	—	—
Cash and cash equivalents at end of period	$81.4	$—

MUELLER WATER PRODUCTS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

Schedule of significant non-cash investing and financing activities:

On October 3, 2005, the Company’s parent, Walter Industries, purchased all the outstanding common stock of Predecessor Mueller.

(dollars in millions)
Contribution of Predecessor Mueller by Walter	$933.5
Less: Cash of Predecessor Mueller received	(76.3)
Total net assets received excluding cash	$857.2

Subsequent to the acquisition, Walter Industries forgave an intercompany receivable from U.S. Pipe of $443.6 million.

(1)  The Company changed its year end from December 31 to September 30 during 2005.  As a result, Securities and Exchange Commission regulations require presentation of a nine month year for fiscal 2005.  The nine months ended September 30, 2005 comprise the results of U.S. Pipe and exclude those of the Mueller and Anvil segments that were acquired on October 3, 2005.

MUELLER WATER PRODUCTS, INC.
REPORTED GAAP RESULTS
(UNAUDITED)
(dollars in millions)

	Three Months Ended September 30,
	2006	2005
Net Sales
Mueller Co.	$222.2	$—
U.S. Pipe	163.9	170.3
Anvil	138.5	—
Consolidating Adjustments	(6.5)	—
Total	$518.1	$170.3

Operating Income (Loss)
Mueller Co.	$52.6	$—
U.S. Pipe	10.4	9.3
Anvil	16.1	—
Corporate	(7.5)	—
Consolidating Adjustments	—	—
Total	$71.6	$9.3

	Year Ended September 30, 2006	Nine Months Ended September 30, 2005 (1)
Net Sales
Mueller Co.	$821.2	$—
U.S. Pipe	598.5	456.9
Anvil	535.2	—
Consolidating Adjustments	(21.5)	—
Total	$1,933.4	$456.9

Operating Income (Loss)
Mueller Co.	$144.8	$—
U.S. Pipe	(17.0)	23.3
Anvil	31.8	—
Corporate	(30.2)	—
Consolidating Adjustments	(0.4)	—
Total	$129.0	$23.3

(1) The Company changed its year end from December 31 to September 30 during 2005.  As a result, Securities and Exchange Commission regulations require presentation of a nine month year for fiscal 2005.  The nine months ended September 30, 2005 comprise the results of U.S. Pipe and exclude those of the Mueller and Anvil segments that were acquired on October 3, 2005.

MUELLER WATER PRODUCTS, INC.
COMBINED RESULTS
(UNAUDITED)
(dollars in millions)

	Three Months Ended September 30,
	2006	2005
Net Sales
Mueller Co.	$222.2	$183.1
U.S. Pipe	163.9	170.3
Anvil	138.5	127.6
Consolidating Adjustments	(6.5)	—
Total	$518.1	$481.0

Operating Income (Loss)
Mueller Co.	$52.6	$53.0
U.S. Pipe	10.4	9.3
Anvil	16.1	10.4
Corporate	(7.5)	(10.4)
Consolidating Adjustments	—	—
Total	$71.6	$62.3

	Year Ended September 30,
	2006	2005
Net Sales
Mueller Co.	$821.2	$663.9
U.S. Pipe	598.5	598.1
Anvil	535.2	485.0
Consolidating Adjustments	(21.5)	—
Total	$1,933.4	$1,747.0

Operating Income (Loss)
Mueller Co.	$144.8	$168.0
U.S. Pipe	(17.0)	20.9
Anvil	31.8	45.0
Corporate	(30.2)	(40.2)
Consolidating Adjustments	(0.4)	—
Total	$129.0	$193.7

This schedule presents non-GAAP quarterly and annual results for Mueller, Anvil, and U.S. Pipe for 2005 based on their actual results as reported in their prior Securities and Exchange Commission filings to enhance comparability of performance to the 2006 results.

MUELLER WATER PRODUCTS, INC.

RECONCILIATION OF ADJUSTED EBITDA TO NET INCOME

(UNAUDITED)

(dollars in millions)

	Three months
	ended		Year ended
	September 30,		September 30,
	2006	2005	2006	2005
Reported Operating Income (Loss)
Mueller	$52.6	$53.0	$144.8	$168.0
U.S. Pipe	10.4	9.3	(17.0)	20.9
Anvil	16.1	10.4	31.8	45.0
Corporate	(7.5)	(10.4)	(30.2)	(40.2)
Consolidating Eliminations	—	—	(0.4)	—
	71.6	62.3	129.0	193.7
Depreciation
Mueller	6.3	4.6	25.8	20.8
U.S. Pipe	5.7	6.2	22.7	25.9
Anvil	5.1	4.2	20.0	15.6
Corporate	0.1	2.3	0.3	9.3
	17.2	17.3	68.8	71.6
Intangible Amortization
Mueller	6.2	0.3	24.6	1.0
Anvil	0.9	0.2	3.5	1.7
Corporate	—	—	—	—
	7.1	0.5	28.1	2.7
Unusual Adjustments
US Pipe Chattanooga Plant Closure Costs	—	—	49.9	—
US Pipe Environmental Insurance Proceeds	—	—	—	(5.1)
Corporate - Sale of Mueller Transaction Expenses	—	3.1	—	3.1
Mueller Inventory Step-Up	0.2	—	53.5	—
Anvil Inventory Step-Up	—	—	17.3	—
	0.2	3.1	120.7	(2.0)
Adjusted EBITDA
Mueller	65.3	57.9	248.7	189.8
U.S. Pipe	16.1	15.5	55.6	41.7
Anvil	22.1	14.4	72.6	61.9
Corporate	(7.4)	(4.6)	(29.9)	(27.4)
Consolidating Eliminations	—	—	(0.4)	—
	96.1	83.2	346.6	266.0

Reported operating income	71.6	62.3	129.0	193.7
Interest expense, net of interest income	(21.7)	(27.7)	(115.9)	(110.9)
Income tax (expense) benefit	(33.0)	(14.4)	(8.0)	(37.6)
Net Income	$16.9	$20.2	$5.1	$45.2

This schedule presents non-GAAP quarterly and annual results for Mueller, Anvil, and U.S. Pipe for 2005 based on their actual results as reported in their prior Securities and Exchange Commission filings to enhance comparability of performance to the 2006 results.

MUELLER WATER PRODUCTS, INC.

RECONCILIATION OF ADJUSTED EBITDA TO NET INCOME

(UNAUDITED)

(dollars in millions)

	Three months ended
	September 30,
	2006	2005
Adjusted EBITDA	$96.1	$83.2
Adjustments:
Depreciation	(17.2)	(17.3)
Amortization of intangibles	(7.1)	(0.5)
Closure of U.S. Pipe Chattanooga facility	—	—
Sale of Mueller transaction expenses	—	(3.1)
Inventory step-up	(0.2)	—
Interest expense, net of interest income	(21.7)	(27.7)
Income tax expense	(33.0)	(14.4)
Net income	$16.9	$20.2

	Year ended
	September 30,
	2006	2005
Adjusted EBITDA	$346.6	$266.0
Adjustments:
Depreciation	(68.8)	(71.6)
Amortization of intangibles	(28.1)	(2.7)
Closure of U.S. Pipe Chattanooga facility	(49.9)	—
Sale of Mueller transaction expenses	—	(3.1)
Inventory step-up	(70.8)	—
Environmental insurance proceeds	—	5.1
Interest expense, net of interest income	(115.9)	(110.9)
Income tax expense	(8.0)	(37.6)
Net income	$5.1	$45.2

This schedule presents non-GAAP quarterly and annual results for 2005 based on the actual results of Mueller, Anvil, and U.S. Pipeas reported in their prior Securities and Exchange Commission filings to enhance comparability of performance to the 2006 results.